Exhibit 1.1

MAGELLAN MIDSTREAM HOLDINGS, L.P.

17,000,000 Common Units1

Representing Limited Partner Interests

Underwriting Agreement

New York, New York

                    , 2006

CITIGROUP GLOBAL MARKETS INC.

LEHMAN BROTHERS INC.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Magellan Midstream Holdings, L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 17,000,000 common units representing limited partner interests in the Partnership (“Common Units”) (said Common Units to be issued and sold by the Partnership being hereinafter called the “Underwritten Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 2,550,000 additional Common Units to cover over-allotments (the “Option Units”; the Option Units, together with the Underwritten Units, being hereinafter called the “Units”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 21 hereof.

This is to confirm the agreement among the Partnership, Magellan Midstream Holdings GP, LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner”), and MGG Midstream Holdings, L.P., a Delaware limited partnership and the parent of the General Partner (“MGG Midstream Holdings,” and together with the Partnership and the General Partner, the “Magellan Parties”), and the Underwriters concerning the purchase

[1]	Plus an option to purchase from the Partnership, up to 2,550,000 additional common units to cover over-allotments.

of the Units from the Partnership by the Underwriters. It is understood and agreed to by all parties that the Partnership directly or indirectly owns:

1. 100% of Magellan GP, LLC, a Delaware limited liability company (“MMP GP”), which holds a 2% general partner interest in and is the general partner of Magellan Midstream Partners, L.P., a Delaware limited partnership (“MMP”); and

2. 100% the incentive distributions rights in MMP (the “Incentive Distribution Rights”);

each as more particularly described in the Prospectus.

A. It is further understood and agreed to by all parties that on the date hereof the Partnership is owned by (i) the General Partner, with a 0.01% general partner interest and (ii) MGG Midstream Holdings, with a 99.99% limited partner interest. The General Partner is wholly owned by MGG Midstream Holdings, with a 100% membership interest.

B. The Partnership and MGG Midstream Holdings have entered into a Reimbursement Agreement effective as of December 21, 2005 (the “Reimbursement Agreement”) pursuant to which:

1. MGG Midstream Holdings has agreed to reimburse the Partnership for any amounts paid by the Partnership under the Purchase and Sale Agreement dated April 18, 2003, as amended, among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and the Partnership;

2. MGG Midstream Holdings has agreed to reimburse the Partnership for any amounts paid by the Partnership under the New Omnibus Agreement dated June 17, 2003, as amended, by and among the Partnership, Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc. and The Williams Companies, Inc.;

3. MGG Midstream Holdings has agreed to reimburse the Partnership, from and after the Closing Date (as defined in Section 3 below), for any obligations or expenses incurred by the Partnership or the General Partner prior to the Closing Date that are not paid in full prior to such date; and

4. The Partnership and MGG Midstream Holdings have entered into an Escrow Agreement dated December 21, 2005, with JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agreement”), pursuant to which MGG Midstream Holdings has escrowed funds sufficient to satisfy its obligations under the Reimbursement Agreement.

C. MGG Midstream Holdings has entered into a Third Amended and Restated Limited Liability Company Agreement of the General Partner dated as of December 21, 2005 (as amended and/or restated as of the Closing Date, the “GP LLC Agreement”).

D. The General Partner has adopted a Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 21, 2005.

E. MMP, MMP GP and the General Partner have entered into a Services Agreement dated December 24, 2005 (the “Services Agreement”) pursuant to which MMP GP has engaged the General Partner to provide certain services and all employees, facilities and equipment necessary to operate MMP’s pipeline and terminal assets and otherwise conduct MMP’s business.

F. On the Closing Date, the following additional transactions will occur:

1. The Partnership and MGG Midstream Holdings will enter into a $5 million working capital loan agreement (the “Working Capital Loan Agreement”);

2. The General Partner will adopt a Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of the Closing Date (as amended and/or restated as of the Closing Date, the “Partnership Agreement”);

3. The general partner interest in the Partnership owned by the General Partner will be converted into 8,834 general partner units representing general partner interests in the Partnership (the “General Partner Units” and, together with the Common Units, the “Partnership Units”) representing an approximate 0.01% general partner interest in the Partnership;

4. The limited partner interest in the Partnership owned by MGG Midstream Holdings will be converted into 45,646,551 Common Units representing an approximate 72.9% limited partner interest in the Partnership; and

5. The Partnership will use all of the net proceeds from the offering of the Underwritten Units to make a distribution to MGG Midstream Holdings (and will use any net proceeds from exercise of the Underwriters’ option to purchase the Option Units to redeem common units from MGG Midstream Holdings equal to the number of Option Units issued).

The transactions described above in clauses (C) through (G) together with the issuance of the Units as described above, are referred to herein as the “Transactions.”

The “Transaction Documents” shall mean the Reimbursement Agreement, the Escrow Agreement, the Services Agreement and the Working Capital Loan Agreement. The “Organizational Documents” shall mean each of the Partnership Agreement, the GP LLC Agreement, the MMP GP LLC Agreement (as defined below) and the MMP Partnership Agreement (as defined below) and the certificates of limited partnership or formation and other organizational documents of the Partnership, General Partner, MMP GP and MMP. The “Operative Documents” shall mean the Transaction Documents and the Organizational Documents collectively.

The Magellan Parties and each of their subsidiaries (including MMP GP, MMP, the Magellan Partnerships (as defined herein), the Magellan Limited Liability Companies (as defined herein)) are collectively referred to in this Agreement as the “Magellan Entities.”

1. Representations and Warranties. Each of the Magellan Parties jointly and severally represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Registration. The Partnership has prepared and filed with the Commission a registration statement (File No. 333-129623) on Form S-1, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership has filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein.

(b) No Material Misstatements or Omissions in Registration Statement and Prospectus. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Magellan Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) No Material Misstatements or Omissions in Disclosure Package or Electronic Roadshow. The Disclosure Package and the price to the public, the number of Underwritten Units, the number of Option Units and underwriting discount on the cover page of the Prospectus, when taken together as a whole, and each electronic roadshow when taken together with the Disclosure Package, and the price to the public, the number of Underwritten Units, the number of Option Units and the underwriting discount on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(f) Formation and Qualification of the Magellan Partnerships. Each of MGG Midstream Holdings, the Partnership and each of the other Magellan Entities that is a limited partnership (collectively, the “Magellan Partnerships”) has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction, with respect to each of the Magellan Partnerships, in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Magellan Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability. With respect to the Magellan Partnerships listed on Schedule III hereto, all of such jurisdictions are set forth opposite its name on such Schedule III.

(g) Formation and Qualification of the Magellan Limited Liability Companies. Each of the General Partner and each of the other Magellan Entities that is a limited liability company (collectively, the “Magellan Limited Liability Companies”) has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has full limited liability company power and authority to own or lease, as the case may be, and to operate properties and conduct its business as described in the Disclosure Package and the Prospectus, and, in the case of the General Partner, MMP GP, IDR LLC, MPGP LLC, OLP GP and MNGL LLC, to act as the general partner of the Partnership, MMP, IDR LP, MPL LP, the Operating Partnership, and each of MTH LP and MAS LP, respectively (each as hereinafter defined). Each of the Magellan Limited Liability Companies is duly registered or qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction, with respect to each of the Magellan Limited Liability Companies, in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability. With respect to the Magellan Limited Liability Companies listed on Schedule III hereto, all of such jurisdictions are set forth opposite its name on such Schedule III.

(h) Ownership of the General Partner. MGG Midstream Holdings owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly and validly authorized and issued in accordance with the GP LLC Agreement, and MGG Midstream Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(i) Ownership of the General Partner Interest in the Partnership. On the Closing Date and any settlement date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership and will own 8,834 General Partner Units representing an approximate 0.01% general partner interest in the Partnership (the “GP Interest”); on the Closing Date and any settlement date, such GP Interest will have been duly and validly authorized and issued in accordance with the Partnership Agreement, and the General Partner will own such GP Interest free and clear of all Liens.

(j) Ownership and Valid Issuance of the Sponsor Units. On the Closing Date, after giving effect to the Transactions and the offering of the Units as described in the Prospectus, MGG Midstream Holdings will own an aggregate 45,646,551 Common Units representing an approximate 72.9% limited partner interest in the Partnership (the “Sponsor Units”). On the Closing Date and any settlement date, all of the Sponsor Units and the limited partner interests represented will have been duly and validly authorized and issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act); and MGG Midstream Holdings will own the Sponsor Units, free and clear of all Liens.

(k) Valid Issuance of the Units. At the time of purchase, the Units to be sold by the Partnership and the limited partner interests represented thereby have been duly and validly authorized in accordance with the Partnership Agreement and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the captions “Material Provisions of the Partnership Agreement of Magellan Midstream Holdings, L.P. – Limited Liability” and “Risk Factors – Risks Inherent in an Investment in Us – You may not have limited liability if a court finds that unitholder action constitutes control of our business”); the Units have been duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution on the New York Stock Exchange (“NYSE”)[; and any certificates issued for the Units will be issued in accordance with the Partnership Agreement].

(l) Ownership of MMP GP. The Partnership is the sole member of MMP GP with a 100% membership interest in MMP GP; such membership interest has been duly and validly authorized and issued in accordance with the limited liability company agreement of MMP GP (as amended and/or restated as of the Closing Date, the “MMP GP LLC Agreement”) and is fully paid (to the extent required under the MMP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens.

(m) Ownership of the General Partner Interest in MMP. MMP GP is the sole general partner of MMP with a 2.0% general partner interest in MMP; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of MMP (as amended and/or restated as of the Closing Date, the “MMP Partnership Agreement”); and MMP GP owns such general partner interest free and clear of all Liens.

(n) Ownership of IDR LLC and IDR LP. MMP GP owns 100% of the membership interest in Magellan IDR LP, LLC, a Delaware limited liability company (“IDR LLC”); such membership interest has been duly and validly authorized and issued in accordance with the limited liability agreement of IDR LLC (as amended and/or restated as of the Closing Date, the “IDR LLC Agreement”); and MMP GP owns such membership interest free and clear of all Liens. MMP GP is the sole general partner of Magellan IDR, L.P., a Delaware limited partnership (“IDR LP”), with a 0.001% general partner interest in IDR LP; such general partner interest has been duly and validly authorized and issued in accordance with the limited partnership agreement of IDR LP (as amended and/or restated as of the Closing Date, the “IDR LP Partnership Agreement”); and MMP GP owns such general partner interest free and clear of all Liens. IDR LLC is the sole limited partner of IDR LP with a 99.999% limited partner interest in IDR LP; such limited partner interest has been duly and validly authorized and issued in accordance with the IDR LP Partnership Agreement and is fully paid (to the extent required under the IDR LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act); and IDR LLC owns such limited partner interest free and clear of all Liens.

(o) Valid Issuance and Ownership of the Incentive Distribution Rights. The Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the MMP Partnership Agreement, and are fully paid (to the extent required under the MMP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act); and IDR LP owns all of the Incentive Distribution Rights free and clear of all Liens.

(p) Ownership of Limited Partner Interests in MMP. As of February 1, 2006, the issued and outstanding limited partner interests of MMP consist of 66,360,624 common units representing limited partner interests in MMP and the Incentive Distribution Rights; since February 1, 2006, there have been no issuances of common units or other securities of MMP other than pursuant to existing employee benefit plans and exercises of existing options; and the outstanding MMP common units and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the MMP Partnership Agreement and are fully paid (to the extent required under the MMP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act).

(q) Ownership of OLP GP. MMP is the sole member of Magellan Operating GP, LLC, a Delaware limited liability company (“OLP GP”), with a 100% membership interest in OLP GP; such membership interest has been duly and validly authorized and issued in accordance with the limited liability company agreement of OLP GP (as the same may be amended and/or restated as of the Closing Date, the “OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MMP owns such membership interest free and clear of all Liens.

(r) Ownership of MPGP LLC. MMP is the sole member of Magellan Pipeline GP, LLC, a Delaware limited liability company (“MPGP LLC”), with a 100% membership interest in MPGP LLC; such membership interest has been duly and validly authorized and issued in accordance with the limited liability company agreement of MPGP LLC (as the same may be amended and/or restated as of the Closing Date, the “MPGP LLC Agreement”), and is fully paid (to the extent required under the MPGP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MMP owns such membership interest free and clear of all Liens.

(s) Ownership of the Operating Partnership. (i) OLP GP is the sole general partner of Magellan OLP, L.P., a Delaware limited partnership (the “Operating Partnership”), with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of the Operating Partnership (as amended and/or restated as of the Closing Date, the “Operating Partnership Agreement”); and OLP GP owns such general partner interest free and clear of all Liens; and (ii) MMP is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly and validly authorized and issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act); and MMP owns such limited partner interest free and clear of all Liens.

(t) Ownership of Magellan MNGL LLC. The Operating Partnership is the sole member of Magellan NGL, LLC, a Delaware limited liability company (“MNGL LLC”), with a 100% membership interest in MNGL LLC; such membership interest has been duly and validly authorized and issued in accordance with the limited liability company agreement of MNGL LLC (as the same may be amended and/or restated as of the Closing Date, the “MNGL LLC Agreement”) and is fully paid (to the extent required under the MNGL LLC Agreement) and is nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(u) Ownership of MTH LP and MAS LP.

(i) MNGL LLC is the sole general partner of each of Magellan Terminals Holdings, L.P. (“MTH LP”) and Magellan Asset Services, L.P. (“MAS LP”), each a Delaware limited partnership, with a 0.001% general partner interest in each of MTH LP and MAS LP; each such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of MTH LP or MAS LP, as applicable (as such may be amended and restated as of the Closing Date, the “MTH LP Partnership Agreement” and the “MAS LP Partnership Agreement”, respectively); and MNGL LLC owns each such general partner interest free and clear of all Liens.

(ii) The Operating Partnership is the sole limited partner of each of MTH LP and MAS LP with a 99.999% limited partner interest in each of MTH LP and MAS LP; each such limited partner interest has been duly and validly authorized and issued in accordance with the MTH LP Partnership Agreement or the MAS LP Partnership Agreement, as applicable, and is fully paid (to the extent required under the MTH LP Partnership Agreement and the MAS LP Partnership Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act); and the Operating Partnership owns each such limited partner interest free and clear of all Liens.

(v) Ownership of MPL LP.

(i) MPGP LLC is the sole general partner of Magellan Pipeline Company, L.P., a Delaware limited partnership (“MPL LP”), with a 0.001% general partner interest in MPL LP; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of MPL LP (as the same may be amended and/or restated as of the Closing Date, the “MPL LP Partnership Agreement”); and MPGP LLC owns such general partner interest free and clear of all Liens.

(ii) MMP is the sole limited partner of MPL LP with a 99.999% limited partner interest in MPL LP; such limited partner interest has been duly and validly authorized and issued in accordance with the MPL LP Partnership Agreement and is fully paid (to the extent required under the MPL LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens.

(w) Subsidiaries. None of the Magellan Entities, other than MNGL LLC, MTH LP and MAS LP, is a “significant subsidiary” of the Partnership as such term is defined in Rule 1-02 of Regulation S-X.

(x) No Preemptive Rights, Registration Rights or Options. Except for any such rights that have been effectively complied with or waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or any shares of capital stock of any of the Magellan Entities, in each case, pursuant to the organizational documents or any agreement or other instrument to which any of the Magellan Entities is a party or by which any of them is bound. Neither (i) the filing of the Registration Statement or (ii) the offering, issuance or sale of the Units as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Magellan Entities. Except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans, there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any of the Magellan Entities.

(y) Authority. Each of the Magellan Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and as described in the Registration Statement, the Prospectus and the Disclosure Package. On the Closing Date and any settlement date, all actions required to be taken by the Magellan Entities and any of their securityholders, partners or members for (i) the authorization, issuance, sale and delivery of the Units, (ii) the authorization, execution and delivery of this Agreement and the Operative Documents and (iii) the consummation of the transactions contemplated by this

Agreement and the Operative Documents (including the Transactions), shall have been validly taken.

(z) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Magellan Parties, and constitutes the valid and legally binding agreement of each of the Magellan Parties enforceable against each of the Magellan Parties in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further, that the indemnity, contribution and exoneration provisions contained therein may be limited by applicable laws and public policy.

(aa) Authorization, Execution, Delivery and Enforceability of Certain Agreements. On the Closing Date:

(i) the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) the GP LLC Agreement will be duly authorized, executed and delivered by MGG Midstream Holdings and will be a valid and legally binding agreement of MGG Midstream Holdings, enforceable against MGG Midstream Holdings in accordance with its terms; and

(iii) each of the Transaction Documents will be duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms.

except, with respect to each agreement described in this Section 1(cc), as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(bb) Authorization, Execution and Enforceability of Certain MMP Agreements. (i) The MMP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership as the sole member of MMP GP, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; (ii) the MMP Partnership Agreement has been duly authorized, executed and delivered by MMP GP and is a valid and legally binding agreement of MMP GP, enforceable against MMP GP in accordance with its terms; (iii) the OLP GP LLC Agreement has been duly authorized, executed and delivered by MMP as the sole member of OLP GP, and is a valid and legally binding agreement of MMP, enforceable against MMP in accordance with its terms; (iv) the Operating Partnership Agreement has been duly authorized, executed and delivered by each of OLP GP and MMP and is a valid and legally binding agreement of each of OLP GP and MMP, enforceable against each of OLP GP and MMP in accordance with its terms; (v) the MPGP LLC Agreement has been duly authorized, executed and delivered by MMP and is a valid and legally binding agreement of MMP, enforceable against MMP in accordance with its terms; and (vi) the MPL LP Partnership Agreement has been duly authorized, executed and delivered by MPGP LLC and MMP and is a valid and legally binding agreement of each of MPGP LLC and MMP, enforceable against each of MPGP LLC and MMP in accordance with its terms; except, with respect to each agreement described in clauses (i), (ii), (iv), (v) and (vi) as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(cc) No Conflicts or Violations. None of the (i) offering, issuance and sale of the Units, (ii) the execution, delivery and performance of this Agreement by the Magellan Parties and the Operative Documents by the Magellan Entities that are parties thereto, or (iii) the consummation of any other transactions contemplated by this Agreement or the Operative Documents (including the Transactions) or the fulfillment of the terms hereof or thereof, conflicts or will conflict with, result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or imposition of any Lien upon any property or assets of the Magellan Entities pursuant to (i) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, or other organizational documents of any of the Magellan Entities, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Magellan Entities is a party or by which any of them are bound or to which any of their respective properties is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Magellan Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Magellan Entities or any of their properties or assets, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations, defaults or Liens as would not, individually or in the aggregate, have a Material Adverse Effect, or would not materially impair the ability of any of the Magellan Parties to perform their obligations under this Agreement or the ability of any of the Magellan Entities to perform their obligations any of the Operative Documents to which they may be a party.

(dd) No Consents Regarding the Offering. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or any of the Operative Documents by the Magellan Parties, or (iii) the transactions contemplated by this Agreement or any of the Operative Documents, except for (A) such consents that have been obtained or will be obtained prior to the Closing Date and (B) such consents that may be required under the Act, the Exchange Act and the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated herein and in the Prospectus and (C) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or would not materially impair the ability of any of the Magellan Parties to perform their obligations under this Agreement or the ability of any of the Magellan Entities to perform their obligations any of the Operative Documents to which they may be a party.

(ee) No Default. None of the Magellan Entities (i) is in violation of any provision of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, or other organizational documents, (ii) is in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Magellan Entity or any of its properties or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), as would not have a Material Adverse Effect or could materially impair the ability of any of the Magellan Parties to perform their obligations under this Agreement or the ability of any of the Magellan Entities to perform their obligations any of the Operative Documents to which they may be a party.

(ff) Independent Public Accountants. Ernst & Young LLP, who have certified certain financial statements of the General Partner and of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Partnership, the General Partner, MMP and MMP GP, within the meaning of the Act and the applicable rules and regulations thereunder.

(gg) Financial Statements. At September 30, 2005, the Partnership would have had, on the consolidated pro forma basis indicated in the Disclosure Package and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements and schedules included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected financial data set forth under the captions “Summary Historical Consolidated and Pro Forma Financial Data” and “Selected Consolidated Financial Data” in the

Disclosure Package, the Prospectus and the Registration Statement fairly present, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein and is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived. The “capsule” financial information of the Partnership for the year ended December 31, 2005 set forth under the caption “Summary—Recent Developments—2005 Financial Results (Unaudited)” and the other financial information of the General Partner, the Partnership, MMP GP, and MMP, including non-GAAP financial measures, contained in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) has been derived from the accounting records of the General Partner, the Partnership, MMP GP, MMP and its subsidiaries, and fairly presents the information purported to be shown thereby. The pro forma financial statements and the related notes thereto contained in the Disclosure Package, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma information included in the Disclosure Package, the Prospectus and the Registration Statement. The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that information.

(hh) Absence of Certain Changes. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (i) none of the Magellan Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Magellan Entities, taken as a whole, and (ii) there has not been any material change in the capitalization or material increase in the long-term debt of any of the Magellan Entities, or any dividend or distribution of any kind declared, paid or made by the Partnership or MMP on any class of their partnership interests.

(ii) Conformity to Description of the Units. The Units, when issued and delivered in accordance with the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(jj) No Omitted Descriptions; Legal Descriptions. There is no legal or governmental proceeding pending or, to the knowledge of the Magellan Parties, threatened or contemplated, against any of the Magellan Entities, or to which any of the Magellan Entities is a party, or to which any of their respective properties or assets is subject, that is required to be described in the Registration Statement, the Disclosure

Package and the Prospectus, which are not described as required, and there is no franchise, contract, or other document of a character required to be described in the Registration Statement, the Disclosure Package and the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required. The statements in the Statutory Prospectus and the Prospectus under the headings “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt of Magellan Midstream Holdings, L.P.” and “—Debt of Magellan Midstream Partners, L.P.,” “Management,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Responsibilities,” “Description of the Common Units,” “Material Provisions of the Partnership Agreement of Magellan Midstream Holdings, L.P.,” “Material Provisions of the Partnership Agreement of Magellan Midstream Partners, L.P.” and “Material Tax Consequences,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(kk) Title to Properties. Each of the Magellan Entities has good and indefeasible title to all real property and good title to all personal property owned by them, in each case free and clear of all Liens and other defects, except (i) such as are described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or (ii) such as do not materially affect the value of such property taken as a whole and do not materially interfere with the use made and proposed to be made of such property taken as a whole as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); provided that, with respect to title to pipeline rights-of-way, the Magellan Parties represent only that no Magellan Entity has received any actual notice or claim from any owner of land upon which its pipeline is located that any of such entities, as applicable, does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they are used and occupied as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) and which constitute valid claims or which have not been satisfied by the applicable parties that will have, individually or in the aggregate, a Material Adverse Effect. All assets held under lease or license by the Magellan Entities are held under valid, subsisting and enforceable leases or licenses, with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or (ii) that would not have, individually or in the aggregate, a Material Adverse Effect.

(ll) Permits. Each of the Magellan Entities possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses and none of the Magellan Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(mm) Books and Records; Accounting Controls. The Magellan Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(nn) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Magellan Entities on the one hand, and the directors, officers, partners, security holders, customers or suppliers of the Magellan Entities on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.

(oo) Environmental Compliance. The Magellan Entities are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, none of the Magellan Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(pp) Effect of Environmental Laws. In the ordinary course of its business, the Magellan Parties periodically review the effect of Environmental Laws on the business, operations and properties of the Magellan Entities, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Magellan Parties have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(qq) Insurance. Each of the Magellan Entities carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Magellan Entities has received notice of cancellation or non-renewal of such insurance.

(rr) Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Magellan Entities or their property is pending or, to the best knowledge of the Magellan Parties, threatened that (i) could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or any of the Transaction Documents or the consummation of any of the transactions (including the Transactions) contemplated hereby or thereby or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ss) No Labor Disputes. No labor problem or dispute with the employees of any of the Magellan Entities exists or, to the knowledge of the Magellan Parties, is threatened or imminent, and the Magellan Parties are not aware of any existing or imminent labor disturbance by the employees of any of the Magellan Entities’ principal suppliers, contractors or customers, that could have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(tt) Intellectual Property. Each of the Magellan Entities owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and none of the Magellan Entities is aware of any claim to the contrary or any challenge by any other person to the rights of any of the Magellan Entities with respect to the foregoing.

(uu) Investment Company/Public Utility Holding Company. None of the Magellan Parties is or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will be (i) an “investment company” or a company “controlled by” an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “holding company” or a “subsidiary company” or “affiliate” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended (the “Public Utility Holding Company Act”).

(vv) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Units in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any of the Magellan Parties which would prevent or suspend the issuance or sale of the Units or the use of the Preliminary Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Magellan Parties, threatened against or affecting any of the Magellan Parties before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Units or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and the Partnership has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Prospectus and the Prospectus.

(ww) No Stabilizing Transactions. None of the Magellan Parties or any of their Affiliates has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(xx) No Prohibition on Dividends or Distribution. None of the Magellan Entities is currently prohibited, directly or indirectly, from (i) paying any dividends to the Partnership or MMP, (ii) making any other distribution on such entity’s capital stock or partnership or limited liability company interests, (iii) repaying to the Partnership or MMP any loans or advances to such entity or (iv) transferring any of such entity’s property or assets to the Partnership or any other Magellan Entity, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(yy) Statistical Data. The statistical and market-related data included in the Disclosure Package, Prospectus and the Registration Statement are based on or derived from sources which the Magellan Parties believe to be reliable and accurate.

(zz) Sarbanes Oxley Act. There is and has been no failure on the part of the Partnership or any of the directors or officers of the General Partner and MMP GP, respectively, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aaa) No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of MMP’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, none of the General Partner, the Partnership, MMP GP or MMP is aware of (i) any significant deficiencies or material weaknesses in the design or operation of the MMP’s internal control over financial reporting that are likely to adversely affect the MMP’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the MMP’s internal control over financial reporting.

(bbb) No Changes in MMP’s Internal Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in MMP’s internal controls that materially affected or are reasonably likely to materially affect MMP’s internal controls over financial reporting.

(ccc) ERISA Matters. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by one or more of the Magellan Entities, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Magellan Entities has fulfilled its obligations, if any, under Section 515 of ERISA; none of the Magellan Entities subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the one or more of the Magellan Entities is in compliance in all material respects with the currently applicable provisions of ERISA; and none of the Magellan Entities has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ddd) Tax Matters. Each of the Magellan Entities has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(eee) Office of Foreign Assets. None of the Magellan Entities nor, to the knowledge of the Magellan Parties, any director, officer, agent, employee or affiliate of any of the Magellan Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Magellan Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of any of the Magellan Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each

Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $             per share, the amount of the Underwritten Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 2,550,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Underwritten Units. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional units.

3. Delivery and Payment. Delivery of and payment for the Underwritten Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on             , 2006 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 8 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Underwritten Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Disclosure Package and the Prospectus.

5. Agreements. Each of the Magellan Parties, jointly and severally, agrees with the several Underwriters that:

(a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto, to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (without reliance on Rule 424(b)(8)) and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of any such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c) Filing of Amendment or Supplement. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) Copies of the Registration Statement, Prospectus and Issuer Free Writing Prospectuses. The Partnership will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) Qualification of Securities. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. The Magellan Parties will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the Magellan Parties or their affiliates or any person in privity with any of the Magellan Parties or their affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction, in each case, for a period of 180 days after the date of the Underwriting Agreement; provided, however, that the Partnership may issue and sell Common Units pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the 180-day lock-up period set forth above (the “Lock-up Period”), the Partnership or MMP issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-up Period, the Partnership or MMP announces that the Partnership or MMP will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

(h) Price Manipulation. None of the Magellan Parties or any of their Affiliates will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) Expenses. The Magellan Parties agree to pay the costs and expenses relating to the following matters: (i) the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (ii) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (vi) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vii) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of representatives of the Magellan Parties in connection with presentations to prospective purchasers of the Units; (x) the fees and expenses of the accountants for the Magellan Parties, MMP GP and MMP and the fees and expenses of counsel (including local and special counsel) for the Magellan Parties; and (xi) all other costs and expenses incident to the performance by the Magellan Parties of their obligations hereunder.

(j) Issuer Free Writing Prospectus. The Magellan Parties agree that, unless they have obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Magellan Parties that, unless such Underwriter has obtained or will obtain the prior written consent of the Magellan Parties, in each case, they have not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Magellan Parties is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Magellan Parties agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) Use of Proceeds. The Partnership will use the net proceeds received from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(l) Investment Company. The Magellan Parties will take such steps as shall be necessary to ensure that none of the Magellan Entities shall become (i) an “investment company” as defined in the Investment Company Act or (ii) a “holding company” or a “subsidiary company” or “affiliate” of a “holding company” under the Public Utility Holding Company Act.

(m) Rule 463. The Partnership will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 promulgated under the Act.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Magellan Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Magellan Parties made in any certificates pursuant to the provisions hereof, to the performance by the Magellan Parties of their obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Documents, the Units, the Registration Statement, the Preliminary Prospectus and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) The Magellan Parties shall have requested and caused Lonny Townsend, General Counsel of the Magellan Parties to have furnished to the Representatives his opinion, dated the Closing Date and any settlement date, as applicable, addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) Each of MGG Midstream Holdings, the Partnership and each limited partnership listed on Schedule II hereto has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act, has full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction set forth opposite its name on Schedule III hereto, and, to such counsel’s knowledge, such jurisdictions constitute all of the jurisdictions, with respect to each of such partnerships, in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(ii) Each of the General Partner and each of the other limited liability companies listed on Schedule II hereto has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, has full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and, in the case of the General Partner, MMP GP, IDR LLC, MPGP LLC, OLP GP and MNGL LLC, to act as the general partner of the Partnership, MMP, IDR LP, MPL LP, the Operating Partnership, and each of MTH LP and MAS LP, respectively. Each of the General Partner and the other limited liability companies listed on Schedule III hereto is duly registered or qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction set forth opposite its name on Schedule III hereto, and, to such counsel’s knowledge, such jurisdictions constitute all of the jurisdictions, with respect to each of the General Partner and such limited liability companies, in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, (i)

have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(iii) Neither (i) the filing of the Registration Statement or (ii) the offering, issuance or sale of the Units as contemplated by this Agreement and the Partnership Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership or any of the other Magellan Entities, other than as have been waived.

(iv) The Reimbursement Agreement has been duly and validly authorized, executed and delivered by each of the Magellan Entities party thereto and is a valid and legally binding agreement of each such Magellan Entity, enforceable against such Magellan Entity in accordance with its terms; provided that, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(v) None of the offering, issuance and sale of the Units, the execution, delivery and performance of this Agreement by the Magellan Parties and each of the Operative Documents by the Magellan Entities that are parties thereto, or the consummation of any other of the transactions contemplated by this Agreement or any of the Operative Documents nor the fulfillment of the terms hereof, will conflict with, result in a breach or a violation of, or imposition of any Lien upon any property or assets of the Magellan Entities pursuant to, (A) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational documents of any of the Magellan Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Magellan Entities is a party or bound or to which any of their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Magellan Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Magellan Entities or any of their properties; except, in the case of clauses (B) or (C) above, for such conflicts, violations, defaults or Liens which could, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of the Magellan Entities to perform their obligations under this Agreement or any of the Operative Documents.

(vi) No consent of or with any federal, Delaware or Oklahoma court, governmental agency or body having jurisdiction over the Magellan Entities, or any of their respective properties is required in connection with (A) the execution, delivery and performance of the Operative Documents by the parties thereto, or (B) the consummation of the transactions contemplated by the Operative

Documents (including the Transactions) except (i) for such consents that have been obtained or made or (ii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(vii) There is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Magellan Entities or any of their respective properties of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Prospectus.

(viii) The Partnership’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (A) rely as to matters of fact on information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, and (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Oklahoma. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

(d) The Magellan Parties shall have requested and caused Vinson & Elkins L.L.P., counsel for the Magellan Parties, to have furnished to the Representatives their opinion, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) MGG Midstream Holdings owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly and validly authorized and issued in accordance with the GP LLC Agreement; and MGG Midstream Holdings owns such membership interests free and clear of all Liens, in each case, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MGG Midstream Holdings as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MGG Midstream Holdings as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Section 18-607 of the Delaware LLC Act.

(ii) The General Partner is the sole general partner of the Partnership with 8,834 General Partner Units representing an approximate 0.01% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens

(A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the General Partner as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(iii) The limited partner interests in the Partnership conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the Sponsor Units and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act). Except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Units of or ownership interests in the Partnership are outstanding. MGG Midstream Holdings owns the Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MGG Midstream Holdings as debtor is on file with the Secretary of State of the States of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MGG Midstream Holdings is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(iv) The Partnership is the sole member of MMP GP with a 100% membership interest in MMP LLC; such membership interest has been duly and validly authorized and issued in accordance with the MMP GP LLC Agreement and is fully paid (to the extent required under the MMP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens, in each case, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Partnership as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Section 18-607 of the Delaware LLC Act.

(v) MMP GP is the sole general partner of MMP with a 2.0% general partner interest in MMP; such general partner interest has been duly and validly authorized and issued in accordance with the MMP Partnership Agreement; and MMP GP owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MMP GP as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MMP GP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(vi) MMP GP owns 100% of the issued and outstanding membership interests in IDR LLC; such membership interests have been duly and validly authorized and issued in accordance with the IDR LLC Agreement; and MMP GP owns such membership interests free and clear of all Liens, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MMP GP is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MMP GP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Section 18-607 of the Delaware LLC Act.

(vii) MMP GP is the sole general partner of IDR LP with a 0.001% general partner interest in IDR LP; such general partner interest has been duly and validly authorized and issued in accordance with the IDR LP Partnership Agreement; and MMP GP owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MMP GP is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MMP GP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(viii) IDR LLC is the sole limited partner of IDR LP with a 99.999% limited partner interest in IDR LP; such limited partner interest has been duly and validly authorized and issued in accordance with the IDR LP Partnership Agreement and is fully paid (to the extent required under the IDR LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act; and IDR LLC owns such limited partner interest free and clear of all Liens, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming IDR LLC as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MMP GP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County

Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(ix) The Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the MMP Partnership Agreement, and are fully paid (to the extent required under the MMP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act); and IDR LP owns all of the Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming IDR LP as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming IDR LP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(x) MMP is the sole member of a 100% membership interest in OLP GP; such membership interest has been duly and validly authorized and issued in accordance with the OLP GP LLC Agreement; and MMP owns such membership interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MMP as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MMP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(xi) OLP GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Operating Partnership Agreement; and OLP GP owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLP GP as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming OLP GP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(xii) MMP is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly and validly authorized and issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act); and MMP owns such limited partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming MMP as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MMP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(xiii) MPGP LLC is the sole general partner of MPL LP with a 0.001% general partner interest in MPL LP; such general partner interest has been duly and validly authorized and issued in accordance with the MPL LP Partnership Agreement; and MPGP LLC owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MPGP LLC as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MPGP LLC as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(xiv) MMP is the sole limited partner of MPL LP with a 99.999% limited partner interest in MPL LP; such limited partner interest has been duly and validly authorized and issued in accordance with the MPL LP Partnership Agreement and is fully paid (to the extent required under the MPL LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act); and MMP owns such limited partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MMP as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MMP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(xv) MMP is the sole member of MPGP LLC with a 100% membership interest in MPGP LLC; such membership interest has been duly and validly authorized and issued in accordance with the MPGP LLC Agreement, and is fully paid (to the extent required under the MPGP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MMP owns such membership interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MMP as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MMP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LLC Act.

(xvi) The Operating Partnership is the sole member of MNGL LLC with a 100% membership interest in MNGL LLC; such membership interest has been duly and validly authorized and issued in accordance with the MNGL LLC Agreement and is fully paid (to the extent required under the MNGL LLC Agreement) and is nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(xvii) MNGL LLC is the sole general partner of each of MTH LP and MAS LP with a 0.001% general partner interest in each of MTH LP and MAS LP; each such general partner interest has been duly and validly authorized and issued in accordance with the MTH LP Partnership Agreement or MAS LP Partnership Agreement, as applicable; and MNGL LLC owns each such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MNGL LLC as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming MNGL LLC as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act. The Operating Partnership is the sole limited partner of each of MTH LP and MAS LP with a 99.999% limited partner interest in each of MTH LP and MAS LP; each such limited partner interest has been duly and validly authorized and issued in accordance with the MTH LP Partnership Agreement or MAS LP Partnership Agreement, as applicable, and is fully paid (to the extent required under the MTH LP Partnership Agreement or the MAS LP Partnership Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act); and the Operating Partnership owns each such limited partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Operating Partnership as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(xviii) (A) The GP LLC Agreement has been duly authorized, executed and delivered by MGG Midstream Holdings and is a valid and legally binding agreement of MGG Midstream Holdings, enforceable against MGG Midstream Holdings in accordance with its terms; (B) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; (C) the MMP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership as the sole member of MMP GP and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; (D) the MMP Partnership Agreement has been duly authorized, executed and delivered by MMP GP and is a valid and legally binding agreement of MMP GP, enforceable against MMP GP in accordance with its terms; (E) the OLP GP LLC Agreement has been duly authorized, executed and delivered by MMP and is a legally binding agreement of MMP, enforceable against MMP in accordance with its terms; (F) the Operating Partnership Agreement has been duly authorized, executed and delivered by each of OLP GP and MMP and is a valid and legally binding agreement of each of OLP GP and MMP, enforceable against OLP GP and MMP in accordance with its terms, (G) the MPGP LLC Agreement has been duly authorized, executed and delivered by MMP and is a valid and legally binding agreement of MMP, enforceable against MMP in accordance with its terms; and (H) the MPL LP Partnership Agreement has been duly authorized, executed and delivered by MPGP LLC and MMP and is a valid and legally binding agreement of each of MPGP LLC and MMP, enforceable against each of MPGP LLC and MMP in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (X) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (Y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xix) This Agreement has been duly and validly authorized, executed and delivered by each of the Magellan Parties. Each of the Escrow Agreement, the Services Agreement and the Working Capital Loan Agreement has been duly and validly authorized, executed and delivered by each of the Magellan Entities party thereto and is a valid and legally binding agreement of each such Magellan Entity, enforceable against such Magellan Entity in accordance with its terms; provided that, with respect to each such Transaction Document, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xx) The Units and the limited partner interests represented thereby have been duly and validly authorized in accordance with the Partnership Agreement and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act). The Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; and the certificates for the Units are in valid and sufficient form.

(xxi) Except for rights that have been effectively complied with or waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or, except as described in the Disclosure Package and the Prospectus, the transfer of, partnership or membership interests or any shares of capital stock of any of the Magellan Entities pursuant to (a) the organizational documents of any such entity, or (b) any agreement or other instrument known to such counsel to which any of the Magellan Entities is a party or by which any of them may be bound.

(xxii) Each of the Magellan Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and as described in the Registration Statement, the Disclosure Package and the Prospectus.

(xxiii) All partnership or limited liability company action, as the case may be, required to be taken by the Magellan Entities or any of their security holders, partners or members for (i) the due and proper authorization, execution and delivery of this Agreement and each of the Operative Documents, and (ii) the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Documents, has been duly and validly taken.

(xxiv) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, such as may be required under the blue sky laws under any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in this Agreement and in the Disclosure Package and the Prospectus and such other approvals as have been obtained.

(xxv) The statements included in the Prospectus under the headings “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt of Magellan Midstream Holdings, L.P.” and “—Debt of Magellan Midstream Partners, L.P.,” “Management,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Responsibilities,” “Description of the Common Units,” “Material Provisions of the Partnership Agreement of Magellan Midstream Holdings, L.P.,” “Material Provisions of the Partnership Agreement of Magellan Midstream Partners, L.P.” and “Material Tax

Consequences,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xxvi) There is no contract or other document of a character required to be described in the Registration Statement, the Disclosure Package and the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(xxvii) The opinion of such counsel that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xxviii) The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

(xxix) The Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), appear on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

(xxx) None of the Magellan Entities is nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Magellan Entities and the independent public accountants of the Magellan Entities and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that have led such counsel to believe that, on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion). Such counsel shall further state that such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the Disclosure Package and the price to the public, the number of Underwritten Units, the number of Option Units and the underwriting discount on the cover page of the Prospectus, when taken together as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Magellan Entities and public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, and the laws of the State of Texas and the State of New York. References to the Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date.

(e) The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, or the settlement date, as applicable, and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Partnership shall have furnished to the Representatives a certificate, signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner, dated the Closing Date or the settlement date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, and any amendment or supplement thereto and this Agreement and that:

(i) in their opinion, the Registration Statement, as of the Effective Date and as of the Closing Date and any settlement date, as applicable, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Prospectus, as of the date of the Prospectus and as of the Closing Date or the settlement date, as applicable, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Disclosure Package, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) the representations and warranties of the Magellan Parties in this Agreement are true and correct on and as of the Closing Date or the settlement date, as applicable, with the same effect as if made on the Closing Date or the settlement date, as applicable;

(iii) the Magellan Parties have complied with all the agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the settlement date, as applicable;

(iv) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are contemplated by the Commission; and

(v) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties or prospects of the Magellan Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g) The Magellan Parties shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 2005 and as at September 30, 2005, in accordance with Statement on Auditing Standards No. 100 or AU 722, Interim Financial Information, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100 or AU 722, Interim Financial Information, of the unaudited interim financial information for the nine-month period ended September 30, 2005 and as at September 30, 2005; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards)

which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the unitholders (or stockholders or other interest holders), directors and audit and conflicts committees of each of the Magellan Parties and their subsidiaries; and inquiries of certain officials of the Magellan Parties who have responsibility for financial and accounting matters of the Magellan Parties and their subsidiaries as to transactions and events subsequent to September 30, 2005, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission; and that any material modification should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus;

(2) with respect to the period subsequent to September 30, 2005, there were any changes, at a specified date not more than five days prior to the date of the letter, in the consolidated long-term debt, the consolidated net current assets or the partners’ capital of the Partnership, as compared with the amounts shown on the September 30, 2005 consolidated balance sheet included in the Registration Statement, the Statutory Prospectus and the Prospectus, or for the period from October 1, 2005 to such specified date there were any decreases, as compared with nine-month period ended September 30, 2004 in consolidated total revenues, consolidated net income or consolidated net income per limited partner unit of the Partnership, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Magellan Parties as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(3) the information included in the Registration Statement, the Statutory Prospectus and Prospectus in response to Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, including the information set forth under the captions “Summary Historical Consolidated and Pro Forma Financial Data” and “Selected Consolidated Financial Data” in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

(iv) On the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date or settlement date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date or settlement date which would prevent the issuance or sale of the Units.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any increase or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Magellan Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(j) The Units shall have been listed and admitted and authorized for trading on the NYSE subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k) Prior to or at the Execution Time, the Partnership shall have furnished to the Representatives a lock-up letter substantially in the form of Exhibit A hereto from each individual and entity set forth on Schedule V hereto, addressed to the Representatives.

(l) The Representatives shall have received evidence satisfactory to them that each of the Transactions (other than the offering of the Units) shall have occurred or will occur as of the Closing Date, in each case, on substantially the terms as described in the Prospectus.

(m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of MMP’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) Prior to the Closing Date, the Magellan Parties shall have furnished to the Underwriters such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Andrews Kurth LLP, counsel for the Underwriters, at 600 Travis, Suite 4200, Houston, Texas 77002, on the Closing Date.

7. Indemnification and Contribution.

(a) Each of the Magellan Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Magellan Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Magellan Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Magellan Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Magellan Party, each director of the General Partner, and each officer of the General Partner who signs the Registration Statement, and each person who controls the Magellan Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Magellan Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Magellan Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Magellan Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, (ii) under the heading “Underwriting”, (A) the list of Underwriters and their respective participation in the sale of the Units, (B) the sentences related to concessions and reallowances and (D) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus and any Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Magellan Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Magellan Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Magellan Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder as set forth in Schedule I hereto. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Magellan Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Magellan Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Magellan Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Magellan Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Magellan Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Magellan Parties within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Magellan Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Magellan Parties. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Magellan Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time after the date hereof and prior to such time (i) trading in the Partnership’s Common Units or MMP’s Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any supplement thereto).

10. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Magellan Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Magellan Parties will reimburse the Underwriters severally through either Citigroup Global Markets Inc. or Lehman Brothers Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Magellan Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Magellan Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 10 shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and (ii) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration Department, Fax: (646) 497-4815, with a copy, in the case of any notice pursuant to Section 7(b), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022, Fax: (212) 520-0421; or, if sent to the Magellan Parties, will be mailed, delivered or faxed to the address set forth in the Registration Statement, Attention General Counsel (Fax No.: (918) 574-7039).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Magellan Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

15. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

16. Jurisdiction; Venue. The parties hereby consent to (i) nonexclusive jurisdiction in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, (ii) nonexclusive personal service with respect thereto, and (iii) personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party. Each of the parties (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to the jurisdiction of which the parties is or may be subject, by suit upon such judgment.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Independent Research. The Magellan Parties acknowledge and agree that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking division and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may make statements or make or hold investment recommendations and/or publish research reports with respect to the Partnership, MMP and/or the Offering that differ from the views of its investment bankers. The Magellan Parties hereby waive and release, to the fullest extent permitted by law, any claims that they may have against any of the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by any independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Magellan Parties or MMP by any such Underwriters’ investment banking division. The Magellan Parties acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the entities which may be the subject of the transactions contemplated by this Agreement.

20. No Fiduciary Duty. The Magellan Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Magellan Parties, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Magellan Parties and (c) the Magellan Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Magellan Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Magellan Parties on related or other matters). The Magellan Parties agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Magellan Parties, in connection with such transaction or the process leading thereto.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” has the meaning set forth in Rule 405 promulgated under the Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Statutory Prospectus as of the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Units included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean, as of any time, the prospectus relating to the Units that is included in the registration statement relating to the Units immediately prior to that time.

[Signature Pages to Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Magellan Parties and the several Underwriters.

Very truly yours,

MAGELLAN MIDSTREAM HOLDINGS GP, LLC

By:
John D. Chandler
Chief Financial Officer and Treasurer

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC, its general partner

By:
John D. Chandler
Chief Financial Officer and Treasurer

MGG MIDSTREAM HOLDINGS, L.P.

By:	MGG Midstream Holdings GP, LLC, its general partner

By:
John D. Chandler
Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement of

Magellan Midstream Holdings, L.P.

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.
LEHMAN BROTHERS INC.

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By:	LEHMAN BROTHERS INC.

By:
Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

Signature Page to Underwriting Agreement of

Magellan Midstream Holdings, L.P.

Schedule I

Underwriters	Number of Underwritten Units to be Purchased

Citigroup Global Markets Inc.

Lehman Brothers Inc.

Goldman, Sachs & Co.

Wachovia Capital Markets, LLC

A.G. Edwards & Sons, Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. Incorporated

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Oppenheimer & Co. Inc.

Raymond James & Associates, Inc.

RBC Capital Markets Corporation

TOTAL:	17,000,000

Schedule I

Schedule II

Magellan Subsidiaries

Subsidiary	Jurisdiction of Formation

Magellan GP, LLC	Delaware

Magellan IDR, L.P.	Delaware

Magellan IDR LP, LLC	Delaware

Magellan Midstream Partners, L.P.	Delaware

Magellan Pipeline GP, LLC	Delaware

Magellan Pipeline Company, L.P.	Delaware

Magellan Operating GP, LLC	Delaware

Magellan OLP, L.P.	Delaware

Magellan NGL, LLC	Delaware

Magellan Terminals Holdings, L.P.	Delaware

Magellan Asset Services, L.P.	Delaware

Schedule II

Schedule III

Jurisdictions of Foreign Qualification or Registration

Entity	Foreign Jurisdictions
MGG Midstream Holdings GP, LLC	Delaware, Oklahoma

MGG Midstream Holdings, L.P.	Delaware, Oklahoma

Magellan Midstream Holdings GP, LLC

Alabama, Arkansas, Colorado, Connecticut,

Delaware, Georgia, Illinois, Iowa, Kansas,

Louisiana, Minnesota, Missouri, Nebraska, North

Carolina, North Dakota, Oklahoma, South

Carolina, South Dakota, Tennessee, Texas,

Virginia, Wisconsin

Magellan Midstream Holdings, L.P.	Delaware, Oklahoma

Magellan GP, LLC	Arkansas, Delaware, Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin

Magellan IDR, L.P.	Delaware, Oklahoma

Magellan IDR LP, LLC	Delaware, Oklahoma

Magellan Midstream Partners, L.P.

Alabama, Arkansas, Colorado, Connecticut,

Delaware, Georgia, Illinois, Iowa, Kansas,

Louisiana, Minnesota, Missouri, Nebraska, North

Carolina, North Dakota, Oklahoma, South

Carolina, South Dakota, Tennessee, Texas,

Virginia, Wisconsin

Magellan Pipeline GP, LLC	Arkansas, Delaware, Illinois, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin

Magellan Pipeline Company, L.P.	Arkansas, Colorado, Delaware, Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin

Magellan Operating GP, LLC	Alabama, Arkansas, Connecticut, Delaware, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, Tennessee, Texas, Virginia

Schedule III – Page 1

Entity	Foreign Jurisdictions
Magellan OLP, L.P.	Alabama, Arkansas, Connecticut, Delaware, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, Tennessee, Texas, Virginia

Magellan NGL, LLC

Alabama, Arkansas, Connecticut, Delaware,

Georgia, Illinois, Iowa, Kansas, Louisiana,

Minnesota, Missouri, Nebraska, North Carolina,

North Dakota, Oklahoma, South Carolina, South

Dakota, Tennessee, Texas, Virginia, Wisconsin

Magellan Terminals Holdings, L.P.	Alabama, Arkansas, Connecticut, Delaware, Georgia, Louisiana, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee, Texas, Virginia

Magellan Asset Services, L.P.	Arkansas, Colorado, Delaware, Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin

Schedule III – Page 2

Schedule IV

Schedule of Free Writing Prospectus

Included in the Disclosure Package

None

Schedule IV

Schedule V

Lock-Up Letters

Don W. Wellendorf

John D. Chandler

Lonny E. Townsend

Jim H. Derryberry

Patrick C. Eilers

N. John Lancaster, Jr.

Thomas S. Souleles

MGG Midstream Holdings, L.P.

Schedule V

EXHIBIT A

[Letterhead of officer, director or major shareholder]

Magellan Midstream Holdings, L.P.

Initial Public Offering of Common Units

Representing Limited Partner Interests

            , 2006

CITIGROUP GLOBAL MARKETS INC.

LEHMAN BROTHERS INC.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Magellan Midstream Holdings, L.P., a Delaware limited partnership (the “Partnership”) and Magellan Midstream Holdings GP, LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner” and, together with the Partnership, the “Magellan Parties”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partnership interests in the Partnership (“Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any units representing limited partnership interests in the Partnership or any securities convertible into, or exercisable or exchangeable for such interests, or publicly announce an intention to effect any such transaction, for a period of

A-1

180 days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc. and Lehman Brothers Inc.

Notwithstanding the preceding paragraph, if (1) during the last 17 days of the 180-day lock-up period set forth above (the “Lock-up Period”), the Partnership or Magellan Midstream Partners, L.P. (“MMP”) issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-up Period, the Partnership or MMP announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from the undersigned’s obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the [heirs and personal representatives] (for individuals) [successors and assigns] (for nonnatural persons) of the undersigned.

[Signature Page to Follow]

A-2

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated

Yours very truly,

By:
Name:
Title:

Dated:

Signature Page to Underwriting Agreement